UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CareCloud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-3832302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.75% Series B Cumulative Redeemable Perpetual Preferred Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255094

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) of CareCloud, Inc. (the “Registrant”). The description of the Series B Preferred Stock contained in the section captioned “Description of the Series B Preferred Stock” in the Registrant’s prospectus supplement included in the accompanying prospectus that constitutes a part of the Registrant’s registration statement on Form S-3 (File No. 333-255094), as amended, supplemented or otherwise modified from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant dated April 4, 2014 (filed as Exhibit 3.1 to the Registrant’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).
3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant dated June 28, 2016 (filed as Exhibit 3.2 to the Registrant’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant dated June 18, 2018 (filed as Exhibit 3.6 to the Registrant’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).
3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant dated February 6, 2019 (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on February 7, 2019 and incorporated herein by reference).
3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MTBC, Inc. dated June 21, 2019 (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on June 25, 2019 and incorporated herein by reference).
3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MTBC, Inc. dated March 29, 2021 (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on March 29, 2021 and incorporated herein by reference).
3.7	Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated July 6, 2016 (filed as Exhibit 3.3 to the Registrant’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).
3.8	First Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated September 15, 2017 (filed as Exhibit 3.4 to the Registrant’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).
3.9	Second Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated March 23, 2018 (filed as Exhibit 3.5 to the Registrant’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).
3.10	Third Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated September 25, 2018 (filed as Exhibit 3.7 to the Registrant’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).
3.11	Fourth Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated January 9, 2020 (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on January 28, 2020, and incorporated herein by reference).
3.12	Fifth Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated May 19, 2020 (filed as Exhibit 3.2 to the Registrant’s Form 8-K filed on May 21, 2020, and incorporated herein by reference).
3.13	Sixth Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated July 9, 2020 (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on July 9, 2020, and incorporated herein by reference).
3.14	Seventh Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated January 27, 2022 (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on January 31, 2022, and incorporated herein by reference).
3.15	Certificate of Designations of the 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock dated January 28, 2022 (filed as Exhibit 3.2 to the Registrant’s Form 8-K filed on January 31, 2022, and incorporated herein by reference).
3.16	By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Amendment No. 1 to Form S-1 filed on April 7, 2014, and incorporated herein by reference).
4.1	Form of common stock certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to Form S-1 filed on May 7, 2014, and incorporated herein by reference).
4.2	Form of stock certificate of the 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 4.2 to Amendment No. 2 to the Registrant’s Form S-1 on October 19, 2015, and incorporated herein by reference).
4.3	Form of stock certificate of the 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CareCloud, Inc.

Date: January 31, 2022	By:	/s/ A. Hadi Chaudhry
A. Hadi Chaudhry
President and Chief Executive Officer

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